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                                   EXHIBIT 11

                     HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                    COMPUTATION OF NET LOSS PER COMMON SHARE
                 FOR EACH OF THE THREE YEARS ENDED DECEMBER 31,

                                                                                 1995               1994               1993
                                                                             ------------        ----------        ------------
Income (loss) from continuing operations                                       $1,360,590        ($658,103)          $3,216,150


Discontinued operation:
Loss from discontinued reinsurance operations                                 (3,215,811)            -               (6,227,680)
Loss on reinsurance portfolio transfer                                                                               (9,009,563)

  Net loss                                                                   ($1,855,221)        ($658,103)        ($12,021,093)
                                                                             ------------        ----------        ------------


  CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                  5,558,350         5,558,350           5,558,350
    Weighted average additional common shares (options)                                                                     841
                                                                             ------------        ----------        ------------

    Weighted average primary common shares outstanding                          5,558,350         5,558,350           5,559,191


                                                                             ------------        ----------        ------------

Income (loss) from continuing operations per common share                           $0.25           ($0.12)               $0.58


Discontinued operation:
Per share loss from discontinued reinsurance operations                             (0.58)                -               (1.12)
Loss on reinsurance portfolio transfer                                                  -                 -               (1.62)
                                                                             ------------        ----------          ----------

Primary net loss per common share                                                  ($0.33)           ($0.12)             ($2.16)
                                                                                   ======            ======              ======

  CALCULATION OF AVERAGE FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                  5,558,350         5,558,350           5,558,350
    Weighted average additional common shares (options)                                                                     902
                                                                             ------------        ----------          ----------

    Weighted average fully diluted common shares outstanding                    5,558,350         5,558,350           5,559,252


                                                                             ------------        ----------          ----------

Income (loss) from continuing operations per common share                           $0.25           ($0.12)               $0.58


Discontinued operation:
Per share loss from discontinued reinsurance operations                             (0.58)                -               (1.12)
Loss on reinsurance portfolio transfer                                                  -                 -               (1.62)
                                                                             ------------        ----------          ----------


Fully diluted net loss per common share                                            ($0.33)           ($0.12)             ($2.16)
                                                                                   ======            ======              ======

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